UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 12, 2013

Integrity Applications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-54785	98-0668934
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

102 Ha’Avoda Street, P.O. Box 432, Ashkelon, Israel	L3 78100
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  972 (8) 675-7878

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Preferred Stock and Warrant Issuance

On March 13, 2013, Integrity Applications, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Purchasers”) pursuant to which, on March 13, 2013, the Company issued to the Purchasers an aggregate of 6,300 Units of the Company, each consisting of (a) one share of the Company’s newly designated Series A 5% Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”), convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an initial conversion price of $5.80 per share, and (b) a warrant to purchase, at an exercise price of $6.96 per share, up to 100% of the shares of Common Stock issuable upon conversion of such share of Preferred Stock (each a “Warrant” and, collectively, the “Warrants”).  The shares of Preferred Stock comprising the Units are convertible into an aggregate of 1,086,206 shares of Common Stock and the Warrants comprising the Units are exercisable for an aggregate of 1,086,206 shares of Common Stock, in each case subject to adjustment as described below.

The Company received aggregate proceeds of $6,300,000 from the sale of the Units pursuant to the Purchase Agreement.  Andrew Garrett, Inc. (the “Placement Agent”) acted as the Company’s exclusive placement agent for the issuance and sale of the Units.

Series A 5% Convertible Preferred Stock

Subject to certain ownership limitations described below, the Preferred Stock is convertible at the option of the holder at any time and from time to time into shares of Common Stock at a conversion price of $5.80 per share.  The conversion price of the Preferred Stock is subject to adjustment for certain issuances of Common Stock or other securities of the Company at an effective price per share that is lower than the conversion price then in effect, as well as for stock splits, stock dividends, combinations of shares, similar recapitalization transactions and certain pro-rata distributions to common stockholders.  In addition, the holders of Preferred Stock will be entitled to receive any securities or rights to acquire securities or property granted or issued by the Company pro rata to the holders of Common Stock to the same extent as if such holders had converted all of their shares of Preferred Stock prior to such distribution.  In the event of a fundamental transaction, such as a merger, consolidation, sale of substantially all assets and similar reorganizations or recapitalizations of the Company, the holders of Preferred Stock will be entitled to receive, upon conversion of their shares of Preferred Stock, any securities or other consideration received by the holders of the Common Stock pursuant to the fundamental transaction.

Holders of Preferred Stock are entitled to receive cumulative dividends at a rate of 5% per annum, based on the stated value per share of Preferred Stock, which was initially $1,000 per share.  Dividends on the Preferred Stock are payable quarterly on March 31, June 30, September 30 and December 31 of each year, beginning on March 31, 2013, and on each conversion date (with respect to the shares of Preferred Stock being converted).  Until September 13, 2013, dividends are payable only in cash.  Thereafter, dividends on the Preferred Stock will be payable, at the option of the Company, in cash and/or, if certain conditions are satisfied (including, among others, that the volume weighted average trading price for the Common Stock on its principal trading market is equal to or greater than 110% of the then current conversion price for the Preferred Stock for five consecutive trading days prior to the dividend payment date), shares of Common Stock.  Shares of Common Stock issued as payment of dividends will be valued at the then current conversion price of the Preferred Stock.  The Company will incur a late fee of 9% per annum, payable in cash, on dividends that are not paid within three trading days of the applicable dividend payment date.

The Company may become obligated to redeem the Preferred Stock in cash upon the occurrence of certain triggering events, including, among others, a material breach by the Company of certain contractual obligations to the holders of the Preferred Stock, the occurrence of a change in control of the Company, the occurrence of certain insolvency events relating to the Company, or the failure of the Common Stock to continue to be listed or quoted for trading on one or more specified United States securities exchanges or a regulated quotation service.  In addition, upon the occurrence of certain triggering events, each holder of Preferred Stock will have the option to require the Company to redeem such holder’s shares of Preferred Stock for a redemption price payable in shares of Common Stock or receive an increased dividend rate of 9% on all of such holder’s outstanding Preferred Stock.

Subject to certain conditions contained in the Certificate of Designations, Preferences and Rights relating to the Preferred Stock (the “Certificate of Designations”), the Company will have the option to force the conversion of the Preferred Stock (in whole or in part) if the volume weighted average price for the Common Stock on its principal trading market exceeds $11.60 for each of any 20 trading days during any 30 consecutive Trading Day period and the average daily dollar trading value for the Common Stock during such 30 day period exceeds $100,000.

If the Company fails to timely deliver certificates for shares of Common Stock issuable upon conversion of the Preferred Stock (the “Conversion Shares”) and, as a result, the holder is required by its brokerage firm to purchase shares of Common Stock to deliver in satisfaction of a sale by such holder of the Conversion Shares (a “Buy-In”), the Company will be required to: (a) pay the converting holder in cash an amount equal to the amount, if any, by which such holder’s total purchase price (including any brokerage commissions) for the shares of Common Stock so purchased exceeds the product of (i) the aggregate number of Conversion Shares due to the holder, multiplied by (ii) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions); and (b) at the option of such holder, either reissue (if surrendered) the shares of Preferred Stock equal to the number of shares of Preferred Stock submitted for conversion (in which case, such conversion will be deemed rescinded) or deliver to such holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements.  In addition, the Company will be required to pay partial liquidated damages of $10 for each $1,000 of stated value of any shares of Preferred Stock which have been converted by a holder and in respect of which the Company fails to deliver Conversion Shares by the eighth day following the applicable conversion date.

As long as at least 15% of the originally issued shares of Preferred Stock are outstanding, without the written consent of the holders of a majority in stated value of the outstanding Preferred Stock, the Company will not be permitted to, among other things, incur indebtedness or liens not permitted under the Certificate of Designations; repay, repurchase, pay dividends on or otherwise make distributions in respect of any shares of Common Stock or other securities junior to the Preferred Stock; or enter into certain transactions with affiliates of the Company.

Subject to the beneficial ownership limitation described below, holders of Preferred Stock will vote together with the holders of Common Stock on an as-converted basis.  Holders will not be permitted to convert their Preferred Stock if such conversion would cause such holder to beneficially own more than 4.99% of the outstanding Common Stock (subject to increase to 9.99%, at the option of the holder, upon no less than 61 days prior written notice to the Company) (the “Beneficial Ownership Limitation”).  In addition, no holder may vote any shares of Preferred Stock (on an as converted to Common Stock basis) in excess of the Beneficial Ownership Limitation.

Subject to certain limitations, so long as any Purchaser holds any shares of Preferred Stock, if (1) the Company sells any shares of Common Stock or other securities convertible into, or rights to acquire, Common Stock and (2) a Purchaser then holding Preferred Stock, Warrants, Conversion Shares or Warrant Shares (defined below) reasonably believes that any of the terms and conditions appurtenant to such issuance or sale are more favorable to the purchaser in such subsequent sale of securities than are the terms and conditions granted to such Purchaser, then the Purchaser will be permitted to require the Company to amend the terms of this transaction (only with respect to such Purchaser) so as to match the terms of the subsequent issuance (including, for the avoidance of doubt, any terms and provisions that are or may be less favorable to such Purchaser).

Warrants

The Warrants have a five-year term commencing on March 13, 2013 and ending on March 31, 2018.  Until the end of the term, the Warrants will be exercisable at any time and from time to time at an exercise price of $6.96 per share.  The Warrants contain adjustment provisions substantially similar to those to the adjustment provisions of the Preferred Stock as described above.  In addition, the Warrants provide for protection for a Buy-In on substantially the same terms as described above with respect to the Preferred Stock.  No holder may exercise its Warrants in excess of the Beneficial Ownership Limitation.

Registration Rights

In connection with the sale of the Units, the Company entered into a Registration Rights Agreement with the Purchasers (the “Registration Rights Agreement”) pursuant to which, subject to certain exceptions, the Company has agreed to file with the Securities and Exchange Commission, no later than 45 days after the issuance of the Units, a registration statement covering the resale of all of (1) the Conversion Shares, (2) the shares of Common Stock issuable upon exercise of the Warrants in full (the “Warrant Shares”); (3) the shares of Common Stock issuable as dividends on the Preferred Stock (assuming all dividends are made in shares of Common Stock); (4) any additional shares of Common Stock issuable in connection with any anti-dilution provisions in the Preferred Stock or the Warrants; and (5) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.  Subject to certain exceptions and limitations specified in the Registration Rights Agreement, the Company will be required to pay each holder partial liquidated damages in the amount of 2% of the aggregate purchase price paid by such holder pursuant to the Purchase Agreement if the Company fails to timely file a registration statement; timely file a request for acceleration of a registration statement; timely respond to SEC comments with respect to a registration statement; obtain the effectiveness of a registration statement within 90 days from the filing thereof; or maintain the effectiveness of a registration statement for the periods required under the Registration Rights Agreement.

Placement Agent Compensation

Pursuant to a placement agent agreement with the Placement Agent (the “Placement Agent Agreement”), at the closing of the sale of the Units the Company paid the Placement Agent, as a commission, an amount equal to 7% of the aggregate sales price of the Units, plus 3% of the aggregate sales price as a management fee plus a non-accountable expense allowance equal to 3% of the aggregate sales price of the Units.  In addition, pursuant to the Placement Agent Agreement, we are required to issue to the Placement Agent, as partial consideration for its services as such, warrants to purchase, at an exercise price of $6.96 per share, up to 217,240 shares of Common Stock (plus warrants to purchase up to an additional 19,920 shares of Common Stock following the exchange of the shares of Common Stock issued to the First Closing Purchasers (as defined below) for Units, as described below).

Effect of Sale of Units on Certain Prior Securities Issuances

The issuance and sale of the Units constituted the second and final closing of an offering of the securities of the Company in a private placement transaction.  On November 19, 2012, the Company completed the first closing of the offering, pursuant to which it issued and sold an aggregate of 165,057 shares of its Common Stock at a price of $7.00 per share to certain accredited investors (the “First Closing Purchasers”).  As previously disclosed, as a result of the conversion of the offering from an offering of Common Stock to an offering of Units, the Company agreed with the Placement Agent that, following the closing of the sale of the Units, the Company will exchange the shares of Common Stock acquired by each First Closing Purchaser in the first closing for such number of Units equal to the aggregate purchase price paid by such First Closing Purchaser in the first closing, divided by $1,000, in each case subject to the execution by the First Closing Purchaser of a consent to such modification.

In addition, as previously disclosed, the Company has also agreed with the Placement Agent that, following the closing of the sale of the Units, the Company will issue to the holders of the 1,295,535 shares of Common Stock issued by the Company at a price of $6.25 per share pursuant to seven closings of a private placement held on December 16, 2010, December 30, 2010, January 31, 2011, March 31, 2011, April 29, 2011, May 31, 2011 and July 29, 2011, respectively, such number of shares of Common Stock as would reduce the per share purchase price paid by such holders for such shares from $6.25 per share to $5.80 per share, in each case subject to the execution by the holder of a consent to such modification.

THE FOREGOING IS A SUMMARY OF THE TERMS OF THE SECURITIES PURCHASE AGREEMENT, THE CERTIFICATE OF DESIGNATIONS, THE WARRANTS AND THE REGISTRATION RIGHTS AGREEMENT AND DOES NOT PURPORT TO BE COMPLETE.  THE FOREGOING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE SECURITIES PURCHASE AGREEMENT, THE CERTIFICATE OF DESIGNATIONS, THE WARRANTS AND THE REGISTRATION RIGHTS AGREEMENT, COPIES OF WHICH ARE FILED HEREWITH AS EXHIBITS 4.1, 3.1, 4.2 AND 4.3, RESPECTIVELY.

Item 3.02           Unregistered Sales of Equity Securities.

The information provided in Item 1.01 is incorporated by reference into this Item 3.02.

The Units were sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder.  The Units were offered only to “accredited investors,” as such term is defined under the Securities Act and were not offered pursuant to a general solicitation.

Item 3.03           Material Modification to Rights of Security Holders.

The information provided in Items 1.01 and 5.03 is incorporated by reference into this Item 3.03.

Item 5.03           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the sale of the Units, on March 13, 2013, the Company filed the Certificate of Designations with the Secretary of State of the State of Delaware.  The Certificate of Designations amends the Certificate of Incorporation of the Company, as amended to date, to provide for the issuance of the Preferred Stock and to fix and determine the rights, preferences and restrictions relating to the Preferred Stock.

Item 8.01	Other Events.

Receipt of ISO Certification

On March 13, 2013, the Company was issued an ISO 13485:2003 quality system certificate (the “Certificate”) by DEKRA Certification B.V., the Company’s European notified body.  ISO 13485 is a management systems standard specifically developed for the manufacture of medical devices. The receipt of quality system certification is a qualified third party’s assessment that the recipient performs its medical device operations in a manner consistent with certain regulatory requirements applicable to medical device manufactures, including adequate quality management, risk management and validation processes, compliance with statutory and regulatory requirements, and effective product traceability and recall systems.  The Certificate is not an indication of CE Mark approval and does not guarantee that the Company will receive CE Mark approval in the future.  See the risk factors described under the caption “Risk Factors” in the Company’s filings with the Securities and Exchange Commission, including its Annual Report for the fiscal year ended December 31, 2011 and its Quarterly Reports for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012 for a description of certain risk factors that may delay or prevent the Company from receiving CE Mark approval for the GlucoTrack DF-F glucose monitoring device in a timely manner or at all.

DTC Eligibility; OTC Bulletin Board

On March 12, 2012, the Company was notified by The Depository Trust Company (“DTC”) that its shares of Common Stock are eligible to be electronically cleared and settled through the DTC.  The Company’s securities have previously been approved for an unpriced quotation on the OTC Bulletin Board and the OTC Link under the symbol “IGAP.”  Since being cleared on the OTC Bulletin Board, there has not been a reported sale of the Common Stock nor has there been a posted bid or ask price.  In order to obtain a priced quotation for the Common Stock on the OTC Bulletin Board and the OTC Link, the market maker for the Common Stock will be required to supplement its application with FINRA to provide the basis and factors supporting a priced quotation.  There can be no assurance that the market maker for the Common Stock will supplement its application with FINRA to seek a priced quotation for the Common Stock, that FINRA will clear the Common Stock for a priced quotation, or that a market will develop for the Common Stock.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Exhibit Description

3.1	Certificate of Designation of Preferences and Rights of Series A 5% Convertible Preferred Stock

4.1	Form of Securities Purchase Agreement

4.2	Form of Common Stock Purchase Warrant

4.3	Form of Registration Rights Agreement

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 18, 2013

INTEGRITY APPLICATIONS, INC.

By:	/s/ Avner Gal
Name: Avner Gal
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

3.1	Certificate of Designation of Preferences and Rights of Series A 5% Convertible Preferred Stock

4.1	Form of Securities Purchase Agreement

4.2	Form of Common Stock Purchase Warrant

4.3	Form of Registration Rights Agreement